Exhibit 99.1

The Middleby Corporation Reports First Quarter Results

ELGIN, Ill.--(BUSINESS WIRE)--May 6, 2021--The Middleby Corporation (NASDAQ: MIDD), a leading worldwide manufacturer of equipment for the commercial foodservice, food processing, and residential kitchen industries, today reported net earnings for the 2021 first quarter of $89.3 million or $1.59 diluted earnings per share on net sales of $758.1 million. Adjusted net earnings were $98.7 million or $1.79 adjusted diluted earnings per share. A full reconciliation between GAAP and non-GAAP measures is provided at the end the press release.

“We have positive momentum entering 2021 with strong orders and rising backlogs in all three business segments. Profitability across all three business segments increased as well, as we realized the benefits of our operating initiatives while also to moving forward our strategic initiatives with investments in sales, technology and service capabilities. We continue to proactively manage ongoing challenges due to COVID, particularly with supply chain disruption and rising costs, to minimize customer impact. Employee safety remains our top priority and we have kept the precautions at our facilities in place to best protect our workforce,” said Tim FitzGerald, CEO of The Middleby Corporation.

2021 First Quarter Financial Results

  Net sales increased 11.9% in the first quarter over the comparative prior year period. Excluding the impacts of acquisitions, a disposition and foreign exchange rates, sales increased 8.4% in the first quarter over the comparative prior year period, reflecting improvements in market conditions and consumer demand since the initial impact of COVID-19.
  Organic net sales (a non-GAAP measure) increases were reported for all segments due to improvements in market conditions and consumer demand in the first quarter of 2021. A reconciliation of reported net sales by segment is as follows:
	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company
Reported Net Sales Growth	8.6%	26.4%	7.9%	11.9%
Acquisitions/(Disposition)	4.2%	(5.8)%	—%	1.8%
Foreign Exchange Rates	1.2%	3.5%	1.3%	1.6%
Organic Net Sales Growth (1) (2)	3.2%	28.7%	6.5%	8.4%

(1) Organic net sales growth defined as total sales growth excluding impact of acquisitions, a disposition and foreign exchange rates
(2) Totals may be impacted by rounding
  Total backlog at the end of the first quarter of 2021 amounted to a record level of $724.5 million as compared to $522.7 million at the end of the fiscal 2020. The increase was driven by order growth, primarily at the Commercial Foodservice Group and Residential Kitchen Group, amounting to backlog levels in excess of 40% over prior year end when excluding backlog from businesses acquired during the year.
  Adjusted EBITDA (a non-GAAP measure) was $161.3 million, in the first quarter of 2021 due to the impact of higher sales volumes and profitability initiatives. A reconciliation of organic adjusted EBITDA (a non-GAAP measure) by segment is as follows:

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company
Adjusted EBITDA	24.5%	21.1%	20.4%	21.3%
Acquisitions	(0.3)%	—%	—%	—%
Foreign Exchange Rates	(0.1)%	—%	—%	—%
Organic Adjusted EBITDA (1) (2)	24.8%	21.1%	20.4%	21.3%

(1) Organic Adjusted EBITDA defined as Adjusted EBITDA excluding impact of acquisitions and foreign exchange rates.
(2) Totals may be impacted by rounding
  Operating cash inflows during the first quarter amounted to $59.7 million in comparison to $87.1 million in the prior year period. The total leverage ratio per our credit agreements was below 2.9x. Our trailing twelve month bank agreement pro-forma EBITDA was $550.5 million.
  Cash balances at the end of the quarter were $309.3 million. Net debt, defined as debt excluding the unamortized discount associated with the Convertible Notes less cash, at the end of the 2021 fiscal first quarter amounted to $1.5 billion as compared to $1.6 billion at the end of fiscal 2020. Additionally, our current borrowing availability is approximately $1.4 billion.

"In Commercial Foodservice, orders continue to improve as our customers benefit from the pent-up demand for indoor dining as operators reopen their restaurants. Our chain customers are performing well with conditions becoming more positive for casual dining. We are seeing a slight rebound in the travel and leisure industries, which have been greatly challenged due to the pandemic. Restaurants continue to refine their procedures for delivery, carry out, drive-through and curbside pickup while chain restaurants who previously had these processes in place are upgrading their practices to shorten wait times, expand cooking throughput, and reduce labor needs. Global challenges remain with COVID still impacting many international markets including India and Latin America but overall, consumer demand has been constant and provides us with a growth opportunity for our exclusive solutions,” said Mr. FitzGerald.

“At our recently-opened Middleby Innovation Kitchens we continue to have heavy customer activity and rave reviews of our state-of-the-art facility and experienced chefs on staff. This one-of-a-kind customer experience has been a successful new avenue to promote our latest advanced technologies. The timing has been ideal for opening the Middleby Innovation Kitchens earlier this year and the Dallas-area location is easy to access. We are finding customers want a hands-on experience as they look to transform their current operations,” commented Mr. FitzGerald.

"At our Residential Kitchen businesses, there is an ongoing, high demand for new and existing homes which is driving strong sales and a favorable market dynamic for residential appliances. Remodeling projects in existing kitchens remains very popular, as it was in 2020. Recently debuted product innovations have been well-received across our portfolio of premium brands. The residential virtual sales experience has gained momentum, while in-person tours of our showrooms are now also available. We look forward to the completion and opening of our Dallas showroom this summer, while continuing other investments in targeted digital marketing initiatives and cultivating new and longstanding relationships with the designer community.”

“At the Food Processing Group, we are pleased to have high interest and good order activity on our newest technologies such as the Alkar TurboChef oven and the Mauer accelerated drying room technology. Both innovations provide value to customers through substantially greater capacity and faster cycle times in a smaller footprint. Through these types of new products, we are able to expand our offerings in new and targeted markets including cured meats, alternative proteins and pet food. Given customer operating challenges, we anticipate growing interest for our automation solutions to address labor availability and employee safety concerns,” Mr. FitzGerald concluded.

Conference Call

A conference call will be held at 11 a.m. Central Time on Thursday, May 6 and can be accessed through the Investor Relations section of middleby.com. If online access is not available, participants can join the call by dialing (888) 391-6937 or (315) 625-3077 and providing conference code 1355164#. A replay of the conference call will be available two hours after the conclusion of the call by dialing (855) 859-2056 and entering conference code 1355164#. To access the supplemental presentation, visit the Investor Relations page at middleby.com.

Statements in this press release or otherwise attributable to the company regarding the company's business which are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; the impact of competitive products and pricing; the timely development and market acceptance of the company's products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in the company's SEC filings. Any forward-looking statement speaks only as of the date hereof, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

The Middleby Corporation is a global leader in the foodservice equipment industry. The company develops, manufactures, markets and services a broad line of equipment used in the commercial foodservice, food processing, and residential kitchen equipment industries. The company's leading equipment brands serving the commercial foodservice industry include Anets®, APW Wyott®, Bakers Pride®, Beech®, BKI®, Blodgett®, Blodgett Combi®, Bloomfield®, Britannia®, Carter-Hoffmann®, Celfrost®, Concordia®, CookTek®, Crown®, CTX®, Desmon®, Deutsche Beverage®, Doyon®, Eswood®, EVO®, Firex®, Follett®, frifri®, Giga®, Globe®, Goldstein®, Holman®, Houno®, IMC®, Induc®, Ink Kegs®, Inline Filling Systems®, Jade®, JoeTap®, Josper®, L2F®, Lang®, Lincat®, MagiKitch’n®, Market Forge®, Marsal®, Meheen®, Middleby Marshall®, MPC®, Nieco®, Nu-Vu®, PerfectFry®, Pitco®, QualServ®, RAM®, Southbend®, Ss Brewtech®, Star®, Starline®, Sveba Dahlen®, Synesso®, Tank®, Taylor®, Thor®, Toastmaster®, TurboChef®, Ultrafryer®, Varimixer®, Wells® Wild Goose® and Wunder-Bar®. The company’s leading equipment brands serving the food processing industry include Alkar®, Armor Inox®, Auto-Bake®, Baker Thermal Solutions®, Burford®, Cozzini®, CV-Tek ®, Danfotech®, Deutsche Process®, Drake®, Glimek®, Hinds-Bock®, Maurer-Atmos®, MP Equipment®, Pacproinc®, RapidPak®, Scanico®, Spooner Vicars®, Stewart Systems®, Thurne® and Ve.Ma.C.®. The company’s leading equipment brands serving the residential kitchen industry include AGA®, AGA Cookshop®, Brava®, EVO®, La Cornue®, Leisure Sinks®, Lynx®, Marvel®, Mercury®, Rangemaster®, Rayburn®, Redfyre®, Sedona®, Stanley®, TurboChef®, U-Line® and Viking®.

THE MIDDLEBY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in 000’s, Except Per Share Information)
(Unaudited)

	Three Months Ended
	1st Qtr, 2021	1st Qtr, 2020
Net sales	$758,058	$677,459
Cost of sales	482,184	427,269

Gross profit	275,874	250,190

Selling, general and administrative expenses	154,957	143,942
Restructuring expenses	794	834
Gain on sale of plant	(1,050)	—
Income from operations	121,173	105,414

Interest expense and deferred financing amortization, net	16,067	15,713
Net periodic pension benefit (other than service costs & curtailment)	(11,373)	(10,089)
Other (income) expense, net	(1,691)	3,326

Earnings before income taxes	118,170	96,464

Provision for income taxes	28,907	22,685

Net earnings	$89,263	$73,779

Net earnings per share:

Basic	$1.62	$1.33

Diluted	$1.59	$1.33

Weighted average number of shares

Basic	55,213	55,396

Diluted	55,966	55,398

THE MIDDLEBY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in 000’s, Except Per Share Information)
(Unaudited)

	Apr 3, 2021	Jan 2, 2021
ASSETS

Cash and cash equivalents	$309,331	$268,103
Accounts receivable, net	427,935	363,361
Inventories, net	574,277	540,198
Prepaid expenses and other	73,933	81,049
Prepaid taxes	7,634	17,782
Total current assets	1,393,110	1,270,493

Property, plant and equipment, net	336,257	344,482
Goodwill	1,928,644	1,934,261
Other intangibles, net	1,428,294	1,450,381
Long-term deferred tax assets	74,159	76,052
Other assets	129,449	126,805

Total assets	$5,289,913	$5,202,474

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$21,093	$22,944
Accounts payable	213,431	182,773
Accrued expenses	479,913	494,541
Total current liabilities	714,437	700,258

Long-term debt	1,801,040	1,706,652
Long-term deferred tax liability	126,068	147,224
Accrued pension benefits	462,869	469,500
Other non-current liabilities	190,287	202,191

Stockholders' equity	1,995,212	1,976,649

Total liabilities and stockholders' equity	$5,289,913	$5,202,474

THE MIDDLEBY CORPORATION
NON-GAAP SEGMENT INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company (1)
Three Months Ended April 3, 2021
Net sales	$481,155	$164,409	$112,494	$758,058
Segment Operating Income	$96,316	$29,856	$19,662	$121,173
Operating Income % of net sales	20.0%	18.2%	17.5%	16.0%

Depreciation	5,793	2,774	1,315	10,137
Amortization	15,204	1,772	1,843	18,819
Restructuring expenses	423	208	163	794
Facility consolidation related expenses	993	—	—	993
Acquisition related inventory step-up charge	435	—	—	435
Acquisition deal costs	—	—	—	2,340
Stock compensation	—	—	—	7,609
Gain on sale of plant	(1,050)	—	—	(1,050)
Segment adjusted EBITDA	$118,114	$34,610	$22,983	$161,250
Adjusted EBITDA % of net sales	24.5%	21.1%	20.4%	21.3%

Three Months Ended March 28, 2020
Net sales	$443,124	$130,069	$104,266	$677,459
Segment Operating Income	$88,607	$12,708	$15,358	$105,414
Operating Income % of net sales	20.0%	9.8%	14.7%	15.6%

Depreciation	4,900	2,983	1,336	9,230
Amortization	12,440	2,720	1,700	16,860
Restructuring expenses	531	303	—	834
Facility consolidation related expenses	274	—	—	274
Acquisition related inventory step-up charge	1,032	—	—	1,032
Stock compensation	—	—	—	4,159
Segment adjusted EBITDA	$107,784	$18,714	$18,394	$137,803
Adjusted EBITDA % of net sales	24.3%	14.4%	17.6%	20.3%

(1) Includes corporate and other general company expenses, which impact Segment Adjusted EBITDA, and amounted to $14.5 million and $7.1 million for the three months ended April 3, 2021 and March 28, 2020, respectively.

THE MIDDLEBY CORPORATION
NON-GAAP INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Three Months Ended
	1st Qtr, 2021		1st Qtr, 2020
	$	Diluted per share	$	Diluted per share
Net earnings	$89,263	$1.59	$73,779	$1.33
Amortization (1)	20,295	0.36	17,369	0.31
Restructuring expenses	794	0.01	834	0.02
Acquisition related inventory step-up charge	435	0.01	1,032	0.02
Acquisition deal costs	2,340	0.04	—	—
Facility consolidation related expenses	993	0.02	274	—
Net periodic pension benefit (other than service costs & curtailment)	(11,373)	(0.20)	(10,089)	(0.18)
Gain on sale of plant	(1,050)	(0.02)	—	—
Income tax effect of pre-tax adjustments	(3,046)	(0.05)	(2,214)	(0.04)
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	—	0.03	—	—
Adjusted net earnings	$98,651	$1.79	$80,985	$1.46

Diluted weighted average number of shares	55,966		55,398
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	(744)		—
Adjusted diluted weighted average number of shares	55,222		55,398

(1) Includes amortization of deferred financing costs and convertible notes issuance costs.

(2) Adjusted diluted weighted average number of shares was calculated based on excluding the dilutive effect of shares to be issued upon conversion of the notes to satisfy the amount in excess of the principal since the company's capped call offsets the dilutive impact of the shares underlying the convertible notes. The calculation of adjusted diluted earnings per share excludes the principal portion of the convertible notes as this will always be settled in cash.

	Three Months Ended
	1st Qtr, 2021	1st Qtr, 2020
Net Cash Flows Provided By (Used In):
Operating activities	$59,695	$87,137
Investing activities	(7,038)	(39,222)
Financing activities	(8,285)	245,098

Free Cash Flow
Cash flow from operating activities	$59,695	$87,137
Less: Capital expenditures, net	(5,371)	(9,181)
Free cash flow	$54,324	$77,956

NON-GAAP FINANCIAL MEASURES

The company supplements its consolidated financial statements presented on a GAAP basis with this non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies.

The company believes that organic net sales growth, non-GAAP adjusted segment EBITDA, adjusted net earnings and adjusted diluted per share measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating performance for business planning purposes. The Company also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in its opinion, do not reflect its core operating performance including, for example, intangibles amortization expense, impairment charges, restructuring expenses, and other charges which management considers to be outside core operating results.

The company believes that free cash flow is an important measure of operating performance because it provides management and investors a measure of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, repaying debt and repurchasing our common stock.

The Company believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Middleby uses internally for purposes of assessing its core operating performance.

Contacts

Darcy Bretz, Investor and Public Relations, (847) 429-7756
Bryan Mittelman, Chief Financial Officer, (847) 429-7715